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                                 Exhibit 4.8


                             CORE INDUSTRIES INC

                            1993 STOCK BONUS PLAN

        1.  DEFINITIONS:  As used herein, the following definitions shall apply:

                (a) "Plan" shall mean this Core Industries Inc 1993 Stock Bonus Plan.

                (b) "Corporation" shall mean Core Industries Inc, a Nevada corporation, or any successor thereof.

                (c) "Committee" shall mean a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer the Plan or, if no such committee is appointed, the Board of Directors as a whole.

                (d) "Participant" shall mean any individual designated by the Committee under Paragraph 6, for participation in the Plan.

                (e) "Subsidiary" shall mean any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

        2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers who are also key employees) of the Corporation and its Subsidiaries with incentives to make increase the market value of the Company's stock, to join the interests of key employees with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining key employees.

        3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

        4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

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        5.  ANNUAL LIMITATION ON SHARES SUBJECT TO PLAN:  The maximum number of shares of stock which may be issued in any fiscal year of the Corporation under the Plan shall be 150,000 shares of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired
Common Stock of the Corporation. Such number of shares shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation. No fractional shares shall be issued pursuant to the Plan.

        6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its sole discretion, those officers and other key employees of the Corporation or any Subsidiary who may participate under the Plan ("Participants"). Subject to adjustment as provided in Paragraph 5, no Participant may receive more than 60,000 shares of Common Stock under the Plan in any fiscal year of the Corporation.

        7. ANNUAL AWARDS: Each year following the effective date of the Plan, after the determination of employee bonuses, each Participant shall receive that whole number of shares of Corporation's Common Stock as is closest to the quotient of (i) the portion of the Participant's bonus which the Participant has elected to designate to receive in Common Stock (by delivery to the Corporation of an irrevocable election form, designating such portion in the form of a percentage of total bonus, by November 15 of the prior year), divided by (ii) the fair market value of the Corporation's Common Stock on November 1 of the year in which the election is made, or on such other date as the Committee shall designate. Each Participant's annual bonus for such year, payable in cash, shall be reduced by the portion so designated to be received in Common Stock. The fair market value of the Corporation's Common Stock shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date.

        8. ALLOTMENT OF SHARES: In the event that the number of shares as to which Participants provide written designations pursuant to Paragraph 7 exceeds the annual limitation set forth in Paragraph 5, each Participant's allotment of shares shall be reduced on a pro rata basis so that such annual limitation is not exceeded.

        9. NON-TRANSFERABILITY OF STOCK RIGHTS: No right to receive stock under the Plan shall be transferable by a Participant otherwise than by will, or by the laws of descent and distribution.

        10. INVESTMENT PURPOSE: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to

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the availability of such exemption.  The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

        11. NO RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary as an employee nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment as an employee at any time with or without cause.

        12. WITHHOLDING: In the event that the Corporation or a Subsidiary is required by applicable tax laws to withhold any amounts with respect to a Participant's annual bonus, the Corporation or Subsidiary shall first appropriately reduce the amount of the Common Stock portion of a Participant's annual bonus, and then, if necessary, the cash portion of a Participant's annual bonus, to reimburse it for such income tax withholding. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

        13. EFFECTIVENESS OF PLAN: The Plan shall be effective as of November 1, 1993; provided that the stockholders of the Corporation approve the Plan within 12 months of that date.

        14. TERMINATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the stockholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall increase the maximum annual number of shares which are subject to the Plan (subject, however, to the provisions of Paragraph
5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the stockholders of the Corporation.

        As adopted by the Board of Directors on November 1, 1993.


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